Confidential Presentation to the Neptune Board of Directors regarding project Oz June 30, 2002

Disclaimer This presentation was prepared exclusively for the benefit and internal use of Neptune in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan. The information in this presentation is based upon management forecasts and reflects prevailing conditions and our views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of Neptune or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of Neptune. JPMorgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities Inc. and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank and its banking affiliates. JPMorgan deal team members may be employees of any of the foregoing entities.

6/27/01 12.28 19.15 75 6/28/01 12.27 19.15 135 6/29/01 12.3 19.15 70 7/2/01 12.3 19.15 150 7/3/01 11.81 19.15 7/4/01 12.02 19.15 7/5/01 12.25 19.15 7/6/01 12 19.15 7/9/01 12.1 19.15 7/10/01 13.7 19.15 7/11/01 14.31 19.15 7/12/01 14.45 19.15 7/13/01 14.7 19.15 7/16/01 16.05 19.15 7/17/01 16.5 19.15 7/18/01 16.99 19.15 7/19/01 16.99 19.15 7/20/01 16.95 19.15 7/23/01 16.62 19.15 7/24/01 17.1 19.15 7/25/01 17 19.15 7/26/01 16.47 19.15 7/27/01 16.15 19.15 7/30/01 16.66 19.15 7/31/01 15.28 19.15 8/1/01 15.9 19.15 8/2/01 16.6 19.15 8/3/01 16.93 19.15 8/6/01 16.6 19.15 8/7/01 16.95 19.15 8/8/01 16.65 19.15 8/9/01 16.95 19.15 8/10/01 16.93 19.15 8/13/01 17.05 19.15 8/14/01 17 19.15 8/15/01 16.17 19.15 8/16/01 15.9 19.15 8/17/01 14.5 19.15 8/20/01 13.58 19.15 8/21/01 13.78 19.15 8/22/01 13.93 19.15 8/23/01 13.96 19.15 8/24/01 14.25 19.15 8/27/01 14.31 19.15 8/28/01 13.47 19.15 8/29/01 14.5 19.15 8/30/01 14.5 19.15 8/31/01 14.11 19.15 9/3/01 13.51 19.15 9/4/01 13.11 19.15 9/5/01 13.51 19.15 9/6/01 13.99 19.15 9/7/01 13.99 19.15 9/10/01 13.99 19.15 9/11/01 13.99 19.15 9/12/01 13.99 19.15 9/13/01 12.9 19.15 9/14/01 11.4 19.15 9/17/01 11.9 19.15 9/18/01 11.15 19.15 9/19/01 10.7 19.15 9/20/01 10.05 19.15 9/21/01 11.25 19.15 9/24/01 11.21 19.15 9/25/01 11.55 19.15 9/26/01 11.55 19.15 9/27/01 13.75 19.15 9/28/01 15.75 19.15 10/1/01 16.15 19.15 10/2/01 15.95 19.15 10/3/01 15.85 19.15 10/4/01 16.8 19.15 10/5/01 15.85 19.15 10/8/01 16.45 19.15 10/9/01 20.35 19.15 10/10/01 21.35 19.15 10/11/01 21.43 19.15 10/12/01 20.92 19.15 10/15/01 21.9 19.15 10/16/01 21.15 19.15 10/17/01 20.62 19.15 10/18/01 22.09 19.15 10/19/01 22.03 19.15 10/22/01 22.07 19.15 10/23/01 24.16 19.15 10/24/01 23.2 19.15 10/25/01 22.2 19.15 10/26/01 22.09 19.15 10/29/01 22 19.15 10/30/01 23 19.15 10/31/01 22.67 19.15 11/1/01 23.16 19.15 11/2/01 25 19.15 11/5/01 25.1 19.15 11/6/01 24.9 19.15 11/7/01 26.18 19.15 11/8/01 25.91 19.15 11/9/01 27.65 19.15 11/12/01 27.01 19.15 1/14/02 36.73 16.77 1/15/02 36.4 16.77 1/16/02 32.29 16.77 1/17/02 23.08 16.77 1/18/02 21.73 16.77 1/21/02 21.73 16.77 1/22/02 20.15 16.77 1/23/02 20.12 16.77 1/24/02 20.52 16.77 1/25/02 21.6 16.77 1/28/02 22.15 16.77 1/29/02 20.81 16.77 1/30/02 20.56 16.77 1/31/02 22.12 16.77 2/1/02 22.5 16.77 2/4/02 21.36 16.77 2/5/02 21.26 16.77 2/6/02 16.56 16.77 2/7/02 16.5 16.77 2/8/02 18.86 16.77 2/11/02 16.98 16.77 2/12/02 16.23 16.77 2/13/02 16.44 16.77 2/14/02 16.54 16.77 2/15/02 16.25 16.77 2/18/02 16.25 16.77 2/19/02 14.48 16.77 2/20/02 13.68 16.77 2/21/02 12.46 16.77 2/22/02 11.63 16.77 2/25/02 10.4 16.77 2/26/02 12.19 16.77 2/27/02 12.1 16.77 2/28/02 11.83 16.77 3/1/02 12.68 16.77 3/4/02 13.92 16.77 3/5/02 14.37 16.77 3/6/02 14 16.77 3/7/02 14.1 16.77 3/8/02 15.16 16.77 3/11/02 17.4 16.77 3/12/02 17.14 16.77 3/13/02 16.43 16.77 3/14/02 15.84 16.77 3/15/02 15.54 16.77 3/18/02 19.45 16.77 3/19/02 19.7 16.77 3/20/02 19.52 16.77 3/21/02 19.7 16.77 3/22/02 19.25 16.77 3/25/02 18.51 16.77 3/26/02 15.55 16.77 3/27/02 16.27 16.77 3/28/02 16.47 16.77 3/29/02 16.47 16.77 4/1/02 17.34 16.77 4/2/02 17.08 16.77 4/3/02 16.93 16.77 4/4/02 17.01 16.77 4/5/02 16.83 16.77 4/8/02 17.29 16.77 4/9/02 16.5 16.77 4/10/02 17.18 16.77 4/11/02 17.74 16.77 4/12/02 19.12 16.77 4/15/02 18.61 16.77 4/16/02 19.5 16.77 4/17/02 19.97 16.77 4/18/02 19.91 16.77 4/19/02 19.8 16.77 4/22/02 19.15 16.77 4/23/02 18.34 16.77 4/24/02 18.54 16.77 4/25/02 13.97 16.77 4/26/02 13.49 16.77 4/29/02 12.71 16.77 4/30/02 13.35 16.77 5/1/02 13.6 16.77 5/2/02 13.01 16.77 5/3/02 12.7 16.77 5/6/02 12.08 16.77 5/7/02 14.2 16.77 5/8/02 16.05 16.77 5/9/02 14.62 16.77 5/10/02 13.72 16.77 5/13/02 14.58 16.77 5/14/02 15.85 16.77 5/15/02 15.76 16.77 5/16/02 15.46 16.77 5/17/02 16.38 16.77 5/20/02 15.47 16.77 5/21/02 15.17 16.77 5/22/02 15.57 16.77 5/23/02 15.83 16.77 5/24/02 15.85 16.77 5/27/02 15.85 16.77 5/28/02 15.63 16.77 5/29/02 15.14 16.77 5/30/02 14.97 16.77 Average: $16.77 4/8/02 17.29 15.43 4/9/02 16.5 15.43 4/10/02 17.18 15.43 4/11/02 17.74 15.43 4/12/02 19.12 15.43 4/15/02 18.61 15.43 4/16/02 19.5 15.43 4/17/02 19.97 15.43 4/18/02 19.91 15.43 4/19/02 19.8 15.43 4/22/02 19.15 15.43 4/23/02 18.34 15.43 4/24/02 18.54 15.43 4/25/02 13.97 15.43 4/26/02 13.49 15.43 4/29/02 12.71 15.43 4/30/02 13.35 15.43 5/1/02 13.6 15.43 5/2/02 13.01 15.43 5/3/02 12.7 15.43 5/6/02 12.08 15.43 5/7/02 14.2 15.43 5/8/02 16.05 15.43 5/9/02 14.62 15.43 5/10/02 13.72 15.43 5/13/02 14.58 15.43 5/14/02 15.85 15.43 5/15/02 15.76 15.43 5/16/02 15.46 15.43 5/17/02 16.38 15.43 5/20/02 15.47 15.43 5/21/02 15.17 15.43 5/22/02 15.57 15.43 5/23/02 15.83 15.43 5/24/02 15.85 15.43 5/27/02 15.85 15.43 5/28/02 15.63 15.43 5/29/02 15.14 15.43 5/30/02 14.97 15.43 5/31/02 14.72 15.43 6/3/02 14 15.43 6/4/02 14.28 15.43 6/5/02 14.2 15.43 6/6/02 13.36 15.43 6/7/02 14.52 15.43 6/10/02 14.23 15.43 6/11/02 13.97 15.43 6/12/02 14.27 15.43 6/13/02 14.4 15.43 6/14/02 14.91 15.43 6/17/02 15.64 15.43 6/18/02 15.7 15.43 6/19/02 15.1 15.43 6/20/02 14.54 15.43 6/21/02 14.26 15.43 6/24/02 14.45 15.43 6/25/02 14.1 15.43 6/26/02 13.8 15.43 6/27/02 13.95 15.43 6/28/02 14.64 15.43 Average: $15.43 5/6/02 12.08 14.78 5/7/02 14.2 14.78 5/8/02 16.05 14.78 5/9/02 14.62 14.78 5/10/02 13.72 14.78 5/13/02 14.58 14.78 5/14/02 15.85 14.78 5/15/02 15.76 14.78 5/16/02 15.46 14.78 5/17/02 16.38 14.78 5/20/02 15.47 14.78 5/21/02 15.17 14.78 5/22/02 15.57 14.78 5/23/02 15.83 14.78 5/24/02 15.85 14.78 5/27/02 15.85 14.78 5/28/02 15.63 14.78 5/29/02 15.14 14.78 5/30/02 14.97 14.78 5/31/02 14.72 14.78 6/3/02 14 14.78 6/4/02 14.28 14.78 6/5/02 14.2 14.78 6/6/02 13.36 14.78 6/7/02 14.52 14.78 6/10/02 14.23 14.78 6/11/02 13.97 14.78 6/12/02 14.27 14.78 6/13/02 14.4 14.78 6/14/02 14.91 14.78 6/17/02 15.64 14.78 6/18/02 15.7 14.78 6/19/02 15.1 14.78 6/20/02 14.54 14.78 6/21/02 14.26 14.78 6/24/02 14.45 14.78 6/25/02 14.1 14.78 6/26/02 13.8 14.78 6/27/02 13.95 14.78 6/28/02 14.64 14.78 Average: $14.78 6/3/02 14 14.42 75 6/4/02 14.28 14.42 135 6/5/02 14.2 14.42 70 6/6/02 13.36 14.42 150 6/7/02 14.52 14.42 6/10/02 14.23 14.42 6/11/02 13.97 14.42 6/12/02 14.27 14.42 6/13/02 14.4 14.42 6/14/02 14.91 14.42 6/17/02 15.64 14.42 6/18/02 15.7 14.42 6/19/02 15.1 14.42 6/20/02 14.54 14.42 6/21/02 14.26 14.42 6/24/02 14.45 14.42 6/25/02 14.1 14.42 6/26/02 13.8 14.42 6/27/02 13.95 14.42 6/28/02 14.64 14.42 Average: $14.42 Historical averages 60 trading days 120 trading days 20 trading days 40 trading days Average: $19.15 12/1/99 12 20.31 75 12/2/99 44 20.31 135 12/3/99 53.13 20.31 70 12/6/99 48.63 20.31 150 12/7/99 44.94 20.31 12/8/99 46.44 20.31 12/9/99 45.5 20.31 12/10/99 42 20.31 12/13/99 38.88 20.31 12/14/99 48.25 20.31 12/15/99 46.94 20.31 12/16/99 50.38 20.31 12/17/99 47.44 20.31 12/20/99 43.75 20.31 12/21/99 41.75 20.31 12/22/99 41.81 20.31 12/23/99 42.75 20.31 12/24/99 42.75 20.31 12/27/99 42.31 20.31 12/28/99 40.69 20.31 12/29/99 40.94 20.31 12/30/99 47.5 20.31 12/31/99 45 20.31 1/3/00 46 20.31 1/4/00 45 20.31 1/5/00 48.09 20.31 1/6/00 50.38 20.31 1/7/00 48.38 20.31 1/10/00 49.38 20.31 1/11/00 48.88 20.31 1/12/00 54 20.31 1/13/00 52.94 20.31 1/14/00 46.63 20.31 1/17/00 46.63 20.31 1/18/00 49.5 20.31 1/19/00 52.75 20.31 1/20/00 48.5 20.31 1/21/00 48.75 20.31 1/24/00 44.5 20.31 1/25/00 45.13 20.31 1/26/00 43.13 20.31 1/27/00 42.88 20.31 1/28/00 38.5 20.31 1/31/00 33.75 20.31 2/1/00 36 20.31 2/2/00 38 20.31 2/3/00 39.63 20.31 2/4/00 41.75 20.31 2/7/00 44.25 20.31 2/8/00 44.13 20.31 2/9/00 40 20.31 2/10/00 43 20.31 2/11/00 40.88 20.31 2/14/00 41.75 20.31 2/15/00 40.13 20.31 2/16/00 38.56 20.31 2/17/00 36.13 20.31 2/18/00 36.5 20.31 2/21/00 36.5 20.31 2/22/00 37 20.31 2/23/00 36.19 20.31 2/24/00 35 20.31 2/25/00 35.44 20.31 2/28/00 32.38 20.31 2/29/00 34.13 20.31 3/1/00 38 20.31 3/2/00 42.63 20.31 3/3/00 43.25 20.31 3/6/00 50 20.31 3/7/00 48.63 20.31 3/8/00 47.38 20.31 3/9/00 49 20.31 3/10/00 49 20.31 3/13/00 45.75 20.31 3/14/00 52.25 20.31 3/15/00 52.88 20.31 3/16/00 55.5 20.31 3/17/00 55.5 20.31 3/20/00 52.25 20.31 3/21/00 49.75 20.31 3/22/00 50.5 20.31 3/23/00 48.56 20.31 3/24/00 49 20.31 3/27/00 50.13 20.31 3/28/00 50.13 20.31 3/29/00 49.13 20.31 3/30/00 46.75 20.31 3/31/00 51.69 20.31 4/3/00 49.06 20.31 4/4/00 42 20.31 4/5/00 39 20.31 4/6/00 38.63 20.31 4/7/00 42.36 20.31 4/10/00 39 20.31 4/11/00 37.38 20.31 4/12/00 35.88 20.31 4/13/00 33.75 20.31 4/14/00 24.88 20.31 4/17/00 19.25 20.31 Average: $20.31 1-year Since IPO (12/1/99) Mercury current Price: $14.64 Neptune current price: $19.27 Exchange ratio to: Today's price: 0.76x Average price: 0.75x Exchange ratio to: Average price: 0.77x Exchange ratio to: Average price: 0.87x Exchange ratio to: Average price: 1.05x Exchange ratio to: Average price: 0.99x Exchange ratio to: Average price: 0.80x Source: Tradeline IDD

Transaction premiums 1 As of 6/28/02 2 Based on Neptune closing price of $19.27 as of 6/28/02

Principal features: All-stock offer1 Offer represents an exchange ratio of 0.78x Neptune shares for each Mercury share or an implied price of $15.03 per Mercury share Offer results in a 2.7% premium to Mercury share price on 6/28 and a 3.8% premium to the 1-month average price As compared to Mercury closing price of $15.54 on 3/15, current offer of 0.78x exchange rate results in 3.3% discount The aggregate value of the offer is $208.8 million2 1 All premiums based on Neptune closing price of $19.27 on 6/28/02 2 Based on 12.0 MM Mercury basic shares outstanding plus 3.8 million options with a weighted average exercise price of $9.15 using the treasury stock method.

Recent minority buy-ins Transaction value greater than $50 million; public float: 15-30%1 Source: Thomson Financial and press releases 1 Public stake represents publicly owned minority interest prior to transaction 2 Initial premium represents premium of initial offer to price one week prior to offer

Dilution analysis Source: JPMorgan research and equity research estimates 1 Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/31/02 2 Neptune interest income adjusted to exclude interest income from Mercury 3 Assumes all convertible debt, including out-of-money convertible debt, is converted into equity Assumes 100% stock consideration, 7/31/02 transaction close, illustrative exchange ratio offer offer for Mercury of 0.78x, and Neptune price of $19.27 $ millions, except per share data

Pro forma analysis sensitivity 1,2 Source: JPMorgan research and equity research estimates 1 Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/31/02 2 Assumes all convertible debt, including out-of-money convertible debt, is converted into equity 3 Original offer based on Neptune closing price as of 3/15/02 of $15.54 and initial exchange ratio of 0.675x Neptune shares per Mercury share Assumes 100% stock consideration, 7/31/02 transaction close, and Neptune price of $19.27 $ millions, except per share data